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                                                                  EXHIBIT 23(e)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Southwestern Public Service Company:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

                                          KPMG PEAT MARWICK LLP

Fort Worth, Texas
December 12, 1995
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                         INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND SHAREHOLDERS
SOUTHWESTERN PUBLIC SERVICE COMPANY:

  We have audited the accompanying consolidated statements of earnings, common shareholders' equity and cash flows of Southwestern Public Service Company and subsidiaries for the year ended August 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Southwestern Public Service Company and subsidiaries for the year ended August 31, 1993, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Amarillo, Texas
October 8, 1993